UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2012

EPOCRATES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35062	94-3326769
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1100 Park Place, Suite 300 San Mateo, California	94403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (650) 227-1700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Meeting”) of Epocrates, Inc. was held on October 2, 2012, in San Mateo, California. Of the 24,816,205 shares outstanding as of the record date, 19,384,473 shares (approximately 78%) were present or represented by proxy at the Meeting.

At the Meeting, Epocrates' stockholders: (i) elected Andrew Hurd, Patrick S. Jones, Peter C. Brandt, Philippe O. Chambon, Gary G. Greenfield, Thomas L. Harrison, Erick N. Tseng and Mark A. Wan as directors; and (ii) approved the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Epocrates for the fiscal year ending December 31, 2012.

The results of the voting on the matters submitted to the stockholders are as follows:

1. To elect eight directors to serve until the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Andrew Hurd	15,439,448	14,164	3,930,861
Patrick S. Jones	15,268,004	185,608	3,930,861
Peter C. Brandt	15,409,226	44,386	3,930,861
Philippe O. Chambon	12,532,968	2,920,644	3,930,861
Gary G. Greenfield	15,434,285	19,327	3,930,861
Thomas L. Harrison	12,393,243	3,060,369	3,930,861
Erick N. Tseng	15,445,427	8,185	3,930,861
Mark A. Wan	12,559,203	2,894,409	3,930,861

2. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Epocrates for its fiscal year ending December 31, 2012.

Votes For	Votes Against	Votes Abstaining
18,482,154	895,037	7,282

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOCRATES, INC.

October 2, 2012
	By:	/s/ Matthew A. Kaminer
Matthew A. Kaminer
General Counsel and Secretary